Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2025

NEWS RELEASE

Omaha, NE, November 7, 2025 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $0.92 on net income available to common shareholders of $0.6 million for the fiscal year ended September 30, 2025.

“We believe AMCON’s long term strategy of providing superior customer service, a wide range of foodservice programs, and leading-edge technology solutions combined with the third largest Convenience Distribution footprint in the United States positions our organization well in the years ahead,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for operators who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

The wholesale distribution segment reported revenues of $2.8 billion and operating income of $23.0 million for fiscal 2025 and the retail health food segment reported revenues of $44.5 million and operating income of $0.1 million for fiscal 2025.

“AMCON’s proprietary technology suite of services, combined with our integrated state of the art advertising, design, print and electronic display programs are designed to provide our customers a competitive edge,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “Our management team works closely to create unique solutions as we deploy these capabilities across our entire organization.”

“We engage in a relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At September 30, 2025, our shareholders’ equity was $113.1 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We are presently in the process of integrating our recent acquisitions in order to optimize our customers’ growth initiatives in the various regions we serve.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-four (34) states from fourteen (14) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September	September
	2025	2024
ASSETS
Current assets:
Cash	$744,613	$672,788
Accounts receivable, less allowance for credit losses of $2.4 million at September 2025 and $2.3 million at September 2024	73,192,069	70,653,907
Inventories, net	153,276,545	144,254,843
Income taxes receivable	140,986	718,645
Prepaid expenses and other current assets	12,150,645	12,765,088
Total current assets	239,504,858	229,065,271

Property and equipment, net	107,844,655	106,049,061
Operating lease right-of-use assets, net	30,488,841	25,514,731
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,240,359	4,747,234
Other assets	3,231,488	2,952,688
Total assets	$391,088,526	$374,107,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,532,355	$54,498,225
Accrued expenses	15,459,406	15,802,727
Accrued wages, salaries and bonuses	6,745,698	8,989,355
Current operating lease liabilities	7,862,117	7,036,751
Current maturities of long-term debt	5,471,310	5,202,443
Current mandatorily redeemable non-controlling interest	7,020,895	1,703,604
Total current liabilities	112,091,781	93,233,105

Credit facilities	126,804,775	121,272,004
Deferred income tax liability, net	4,048,070	4,374,316
Long-term operating lease liabilities	22,845,456	18,770,001
Long-term debt, less current maturities	11,033,949	16,562,908
Mandatorily redeemable non-controlling interest, less current portion	—	6,507,896
Other long-term liabilities	1,193,081	1,657,295

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 635,609 shares outstanding at September 2025 and 630,362 shares outstanding at September 2024	9,799	9,648
Additional paid-in capital	36,991,031	34,439,735
Retained earnings	108,475,842	108,552,565
Treasury stock at cost	(32,405,258)	(31,272,163)
Total shareholders’ equity	113,071,414	111,729,785
Total liabilities and shareholders’ equity	$391,088,526	$374,107,310

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2025	2024
Sales (including excise taxes of $561.9 million and $569.5 million, respectively)	$2,816,688,287	$2,710,981,108
Cost of sales	2,628,458,039	2,528,626,652
Gross profit	188,230,248	182,354,456
Selling, general and administrative expenses	165,839,583	154,878,763
Depreciation and amortization	9,835,200	9,495,179
	175,674,783	164,373,942
Operating income	12,555,465	17,980,514

Other expense (income):
Interest expense	10,443,571	10,413,228
Change in fair value of mandatorily redeemable non-controlling interest	877,409	1,040,968
Other (income), net	(329,254)	(936,171)
	10,991,726	10,518,025
Income from operations before income taxes	1,563,739	7,462,489
Income tax expense	995,000	3,126,000
Net income available to common shareholders	$568,739	$4,336,489

Basic earnings per share available to common shareholders	$0.93	$7.24
Diluted earnings per share available to common shareholders	$0.92	$7.15

Basic weighted average shares outstanding	613,188	599,020
Diluted weighted average shares outstanding	616,486	606,782

Dividends paid per common share	$1.00	$1.00

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $1.00 per share	—	—	—	—	—	(630,362)	(630,362)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	3,854,347	—	3,854,564
Net income available to common shareholders	—	—	—	—	—	4,336,489	4,336,489
Balance, September 30, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $1.00 per share	—	—	—	—	—	(645,462)	(645,462)
Compensation expense and issuance of stock in connection with equity-based awards	15,100	151	—	—	2,551,296	—	2,551,447
Repurchase of common stock	—	—	(9,853)	(1,133,095)	—	—	(1,133,095)
Net income available to common shareholders	—	—	—	—	—	568,739	568,739
Balance, September 30, 2025	980,045	$9,799	(344,436)	$(32,405,258)	$36,991,031	$108,475,842	$113,071,414

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$568,739	$4,336,489
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	9,328,325	8,957,478
Amortization	506,875	537,701
(Gain) loss on sales of property and equipment	(90,237)	(177,467)
Equity-based compensation	2,551,447	2,489,781
Deferred income taxes	(326,246)	(543,644)
Provision for credit losses	53,549	(64,705)
Inventory allowance	(320,305)	62,349
Change in fair value of contingent consideration	(1,453,452)	(124,992)
Change in fair value of mandatorily redeemable non-controlling interest	877,409	1,040,968
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	(2,579,336)	5,900,380
Inventories	(5,703,098)	29,003,285
Prepaid and other current assets	616,232	2,227,044
Other assets	(278,800)	(38,193)
Accounts payable	16,009,694	11,397,485
Accrued expenses and accrued wages, salaries and bonuses	(1,949,997)	1,221,322
Other long-term liabilities	278,968	511,231
Income taxes payable and receivable	577,659	1,135,839
Net cash flows from (used in) operating activities	18,667,426	67,872,351

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,003,396)	(20,429,805)
Proceeds from sales of property and equipment	113,214	416,546
Acquisition of Arrowrock Supply	(6,131,527)	—
Acquisition of Burklund	—	(15,464,397)
Acquisition of Richmond Master	—	(6,631,039)
Net cash flows from (used in) investing activities	(15,021,709)	(42,108,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	2,588,656,781	2,517,192,464
Repayments under revolving credit facilities	(2,583,124,010)	(2,536,358,449)
Principal payments on long-term debt	(5,260,092)	(3,765,153)
Repurchase of common stock	(1,133,095)	—
Dividends on common stock	(645,462)	(630,362)
Redemption and distributions to non-controlling interest	(2,068,014)	(2,320,299)
Net cash flows from (used in) financing activities	(3,573,892)	(25,881,799)
Net change in cash	71,825	(118,143)
Cash, beginning of period	672,788	790,931
Cash, end of period	$744,613	$672,788

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$10,522,689	$9,985,313
Cash paid during the period for income taxes, net of refunds	724,088	2,520,127

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$41,384	$1,016,948
Purchase of property financed with promissory note	—	8,000,000
Portion of Burklund acquisition financed with promissory note	—	3,900,000
Portion of Burklund acquisition financed with contingent consideration	—	1,578,444
Issuance of common stock in connection with the vesting of equity-based awards	—	1,296,372